UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

March 8, 2004

VALIDIAN CORPORATION

(Exact name of registrant as specified in its charter)

State of Nevada

          000-28423

58-2541997

(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Metcalfe Street, Suite 620

Ottawa, Canada

K1P 5L4

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code    (613) 230-7211

Item 5.  Other Events and Regulation FD Disclosure.

Consummation of Common Stock Private Placement

On March 9, 2004 (the “Closing Date”), Validian Corporation, a Nevada corporation (the “Company”), completed the private placement of an aggregate of 6,666,666 of shares of common stock of the Company (the “Shares”) and common stock purchase warrants (the “Warrants”) to 20 accredited investors (the “Purchasers”).  The aggregate purchase price was U.S. $6 million cash.  The transaction was consummated pursuant to a Securities Purchase Agreement dated March 8, 2004 by and among the Company and the Purchasers (the “Purchase Agreement”).  The net proceeds from the sale will be used for working capital.

The Shares consist of the common stock of the Company, par value $0.001 per share (the “Common Stock”), issued to each Purchaser pursuant to the Purchase Agreement.  The Shares, Warrants and Common Stock issuable upon exercise of the Warrants are restricted from transfer and may only be transferred in compliance with state and federal securities laws.

The Warrants issued to the Purchasers are exercisable for an aggregate of 3,333,333 shares of Common Stock at an exercise of $0.90 per share.  The warrants are exercisable for a period of 5 years from issuance.  The Warrants contain customary anti-dilution protections; provided that other than for Exempt Issuances (described below), the exercise price and the number of shares of Common Stock issuable upon exercise of the Warrants shall be adjusted in the event of any subsequent issuance of Common Stock or rights, options, warrants or other securities bearing a right to acquire Common Stock at a price less than the then-applicable exercise price of the Warrants.

Pursuant to the Purchase Agreement and from the date thereof until 12 months after the date when the registration statement to be filed pursuant to the Registration Rights Agreement (defined below) is first declared effective (the “Effective Date”) by the Securities and Exchange Commission (the “SEC”), upon any financing by the Company of its Common Stock or common stock equivalents, each Purchaser will have the ratable right to participate in up to 100% of such subsequent financing.  Notwithstanding the foregoing, any participation in future financing pursuant to the Purchase Agreement shall not apply in respect of an “Exempt Issuance” which shall mean the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan, (b) shares issued to key consultants in an amount not to exceed, in the aggregate, 1% of the Company’s current issued and outstanding Common Stock, (c) securities upon the exercise of or conversion of any convertible securities, options or warrants issued and outstanding on the date of the Purchase Agreement as otherwise described in the Purchase Agreement, provided that such securities have not been amended since the date of the Purchase Agreement, and (d) with respect to Sections 4.13 and 4.14 of the Purchase Agreement, shares issued pursuant to the penalty provision in the Registration Rights Agreement dated as of January 30, 2004 among the Company and the investors named therein.

Pursuant to the Purchase Agreement and from the date thereof until 90 days after the Effective Date, neither the Company nor any subsidiary of the Company, if any, may issue shares of Common Stock or common stock equivalents; provided, however, such 90 day period will be extended for the number of trading days during such period in which (y) trading in the Common Stock is suspended by any trading market, or (z) following the Effective Date, the Registration Statement is not effective or the prospectus included in the registration statement may not be used by the Purchasers for the resale of the Shares and Warrant Shares.  Notwithstanding the foregoing, this shall not apply in respect of an Exempt Issuance.

The Purchase Agreement contains various representations, warranties and covenants of the parties customary for a transaction of this type.  The Company has agreed to indemnify the Purchasers against various liabilities.  The Company also waived certain control share and anti-takeover protections provided under the Nevada Revised Statutes.

The Company entered into a registration rights agreement dated effective March 8, 2004 (the “Registration Rights Agreement”)  with each Purchaser, and has agreed to file, within 30 calendar days of the date of the Purchase Agreement, a registration statement with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), covering the resale of (i) the Shares and (ii) the Common Stock underlying the Warrants and (iii) any shares of Common Stock issued or issuable upon a stock split, dividend or other distribution, recapitalization or similar event (together with the Shares and Warrants, the “Registrable Securities”) for an offering to be made on a continuous basis pursuant to Rule 415.  The Company will use its reasonable best efforts to have the registration statement declared effective by the SEC as soon as practicable thereafter.  The Company and Purchasers each agreed with the other to indemnify the other for certain liabilities arising under the Securities Act.  Pursuant to the Registration Rights Agreement and subject to certain other provisions therein, if the Company fails to timely perform or provide in accordance with its responsibilities under the Registration Rights Agreement and certain Securities Act provisions, then, in addition to any other rights the holder or holders of the Registrable Securities (the “Holder”) may have pursuant to the Registration Rights Agreement or under applicable law: (x) on each such date when the Company has failed to timely perform or provide under the Registration Rights Agreement (an “Event Date”), the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.0% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Registrable Securities then held by such Holder; and (y) on each monthly anniversary of each such Event Date (if the applicable event shall not have been cured by such date) until the applicable event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 2.0% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Registrable Securities then held by such Holder.  If the Company fails to pay any partial liquidated damages pursuant to Section 2(b) of the Registration Rights Agreement as summarized above in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.  The partial liquidated damages pursuant to the terms of the Registration Rights Agreement shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an event.

The Company’s sales of Common Stock described in this Form 8-K were exempt from registration pursuant to Section 4(2) of the Securities Act, and pursuant to Rule 506 of Regulation D of the Securities Act. A Rule 506 exemption was available for these sales because the Company sold only to accredited investors; the Company did not solicit or advertise the sales; a restrictive legend was placed on each certificate issued describing the restrictions against resale; and a Form D will be filed with the SEC and in each state where the investors reside.  In connection with this transaction, the Company has agreed to pay to the finder a cash fee equal to 7% of the gross proceeds and issue a warrant exercisable at $0.90 per share, to purchase 180,000 shares of Common Stock.

Other Information

During the three months ended December 31, 2003, the Company issued $184,203 of 12% promissory notes.  These notes mature on demand.  In addition, the Company issued 360,000 common shares in connection with the settlement of $180,000 of 12% promissory notes.

In February 2004, Bruce Benn and Ronald Benn were appointed directors of the Company.  In addition, Andre Maisonneuve was appointed President; Bruce Benn was appointed Executive Vice President and Secretary of the Company; Ronald Benn was appointed Chief Financial Officer and Treasurer; Henrik Olsen was appointed Chief Technology Officer; Steven Brown was appointed Vice President of Sales; and Thomas Weishaar was appointed Vice President of Business Development.

Item 7.  Financial Statements and Exhibits.

     (a) Financial Statements of Business to Be Acquired:

N/A

     (b) Pro Forma Financial Information:

N/A

     (c) Exhibits:

Exhibit	Description of Exhibit

4.1	Securities Purchase Agreement dated March 8, 2004
4.2	Form of Common Stock Purchase Warrant
4.3	Registration Rights Agreement dated March 8, 2004
99.1	Press Release dated March 10, 2004

_____________________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALIDIAN CORPORATION

(Registrant)

Date:   March 12, 2004

By:

/s/ Andre Maisonneuve

(Signature)

Andre Maisonneuve

President and Chief Executive Officer

Index to Exhibits

Exhibit	Description of Exhibit

4.1	Securities Purchase Agreement dated March 8, 2004
4.2	Form of Common Stock Purchase Warrant
4.3	Registration Rights Agreement dated March 8, 2004
99.1	Press Release dated March 9, 2004